Exhibit 10.14

PROMISSORY NOTE CONVERSION AGREEMENT

This Promissory Conversion Agreement (the “Agreement”) is made as of July 20, 2011 by and between TK Star Design Inc, a Nevada corporation (the “Company”), and the note holders whose information is set forth in the Schedule A attached hereto, (the “Note Holders”).

RECITALS

A.

Note Holders hold convertible promissory notes in the total amount set forth in the Schedule A attached hereto (“Notes”) which was originally assigned by Gary Wolf, who holds a convertible promissory note in the total amount of $ 50,000.00.

B.

Such Notes may be converted into common shares of Company at the price of $ 0.001 per share.

C.

Note Holders desire to convert all of the Notes into common shares of Company.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, do agree as follows:

 Section 1.  Conversion of Notes

1.1

 Subject to the terms and conditions hereof, the Note Holders hereby convert the principal amount of the Notes into shares of common stock of Company pursuant to the Schedule A attached hereto, converted at the price of $ 0.001 per share.  The Note Holders hereby waives any notice obligation in connection with the partial prepayment of the Note contemplated by this Agreement.

1.2

 The Company shall deliver a certificate or certificates issued in the names of the Note Holders, in such denominations as requested by the Note Holders.  Such certificate(s) may bear a legend indicating that the issuance thereof has not been registered under the Securities Act of 1933 and applicable state securities laws.

1.3

 Each of the representations and warranties of the Company and of the Note Holders set forth in Sections 2 and 3 hereof, respectively shall be true and complete in all material respects.

Section 2.  Representations and Warranties of the Company.

The Company hereby represents and warrants to Note Holders that:

2.1

Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

2.2

Authorization; No Conflicts; Valid Agreement.  All corporate actions on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the shares to the Note Holders pursuant to the terms hereof have been taken and the delivery and performance of this Agreement does not (a) conflict with the Articles of Incorporation, by-laws or any other organic documents of the Company (b) does not constitute an event of default under or otherwise breach any material agreement by which the Company is bound and (c) does not materially violate or contravene any law, rule, regulation, order, writ or injunction applicable to the Company.  This Agreement constitutes the valid and legally binding obligation of the Company and is enforceable against the Company in accordance with the terms hereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or any other laws of general application affecting enforcement of creditors rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3

Disclosure of Information.  All reports (each an “SEC Report” and collectively, the “SEC Reports”) filed by the Company with the Securities and Exchange Commission (the “SEC”), as of the filing date of such SEC Reports, (a) complied in all material respects with the requirements of the rules and regulations promulgated by the SEC with respect to the SEC Reports and (b) did not contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which such statements were made.

Section 3.  Representations and Warranties of the Note Holders.

Note Holders hereby represents and warrants to the Company that:

3.1

Organization, Good Standing.  Note Holders, if an organization, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

3.2

Authorization; Valid Agreement.  The Note Holders has full power and authority to enter into this Agreement.  All corporate or other actions on the part of the Note Holders, and if applicable, its officers, directors, shareholders and/or partners necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of Note Holders hereunder have been taken.  This Agreement constitutes the valid and legally binding obligation of the Note Holders and is enforceable against the Note Holders in accordance with the terms hereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or any other laws of general application affecting enforcement of creditors rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3

Acquiring Shares Entirely for Own Account.  Note Holders hereby represents that the shares of Series D Preferred Stock to be issued to Note Holders hereunder will be acquired for investment for Note Holders' own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Note Holders has no present intention of selling the same.  By executing this Agreement, Note Holders further represents that Note Holders does not presently have any contract, undertaking, agreement or arrangement with any person to sell to any of the shares to be issued hereunder.

3.4

Accredited Investor.  Note Holders are accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters to be capable of evaluating the risks and merits of the shares.

3.5

Disclosure of Information.  The Note Holders have (i) had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the issuance of the shares hereunder with the Company’s management; (ii) have reviewed the SEC Reports available on the SEC's Electronic Data Gathering Analysis, and Retrieval system and conducted such other investigations of the Company as it determined to be necessary, (iii) acknowledge that an investment in the Company involves a number of significant risks, including those normally associated with companies that are in the early stages of their business and that have not operated profitably, (iv) relied exclusively on the foregoing investigation and on the representations and warranties contained in this Agreement in making its investment decision and (v) has not been offered shares by any form of advertisement, notice, article or other solicitation, whether broadcast over television, radio, seminar or Internet.

Section 4. Miscellaneous.

4.1

Further Actions.  The Company and Note Holders agree that in case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto will take such further action (including without limitation, the execution and delivery of such further instruments and documents) as any other party hereto may reasonably request.

4.2

Transfer; Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.3

Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law.

4.4

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

4.5

Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.6

Amendments.  The terms of this Agreement may be amended or waived only with the written consent of the Company and the Note Holders.

4.7

Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly cancelled.

IN WITNESS WHEREOF, the parties have executed this Promissory Note Conversion Agreement as of the date first written above.

TK Star Design, Inc

/s/ Guolin Yang
Guolin Yang, Chief Executive Officer

Note Holders

Sign in the attached Schedule A

Schedule A

Note Holders	Amount of Note to be Converted	Amount of Common Shares to be Acquired	Signature